As filed with the United States Securities and Exchange Commission on October 28, 2026

Registration No. 333-299430

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ALPHA MODUS HOLDINGS, INC.

(Exact Name of Registrant As Specified in Its Charter)

Delaware	20-2675800
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(704) 252-5050

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

William Alessi

Alpha Modus Holdings, Inc.

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(704) 252-5050

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With copies to:

Lance Brunson, Esq.

Chase Chandler, Esq.

Brunson Chandler & Jones, PLLC

Walker Center, 5th Floor

175 S. Main Street, Suite 500

Salt Lake City, UT 84111

Telephone: (801) 303-5737

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 28, 2026

PROSPECTUS

Alpha Modus Holdings, Inc.

103,243,120 Shares of Common Stock

This prospectus relates to the offer and resale of up to 103,243,120 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (“Common Stock” or “common stock”), of Alpha Modus Holdings, Inc., a Delaware corporation (the “Company”, “Alpha Modus”, “we”, “us” or “our”), by the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees, assignees, distributees, beneficiaries, and other successors-in-interest) (the “Selling Stockholders”).

The Shares consist of:

(i)	51,621,560 shares of Common Stock (the “PIPE Shares”) issued by us to the Selling Stockholders pursuant to the Securities Purchase Agreement dated August 26, 2026 (the “Securities Purchase Agreement”, by and between us and the Selling Stockholders; and

(ii)	Up to 51,621,560 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of 51,621,560 warrants to purchase shares of Common Stock (the “Warrants”) issued by us to the Selling Stockholders pursuant to the Securities Purchase Agreement.

Both the PIPE Shares and the Warrants were issued under the Securities Purchase Agreement in connection with our subsidiary’s acquisition of 3,170 bitcoin (the “Acquired Assets”) on September 30, 2026.

As used herein, the term “Selling Stockholder” means the ten investors identified in the section titled “Selling Stockholders” beginning on page 9, and any transferees, donees, pledgees, assignees, distributees, beneficiaries or other successors-in-interest selling shares of our Common Stock received after the date of this prospectus from any Selling Stockholders as a gift, pledge, distribution or other non-sale related transfer.

For additional information regarding the issuance of the Shares, see “Selling Stockholders Transactions” on page 8.

We are not selling any shares of Common Stock under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the Shares by the Selling Stockholders.

The Shares will be resold from time to time by the Selling Stockholders listed in the section titled “Selling Stockholders” beginning on page 9.

The Selling Stockholders, or their transferees, pledgees, donees or other successors-in-interest, will sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. We provide more information about how the Selling Stockholders may sell their respective Shares in the section titled “Plan of Distribution” on page 12.

We are registering the Shares on behalf of the Selling Stockholders, to be offered and sold by such stockholder from time to time. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

Our Common Stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AMOD.” On October 9, 2026, the last reported sale price of our Common Stock on Nasdaq was $2.19.

Investing in our Common Stock involves risks. You should carefully review the risks incorporated by reference under the heading “Risk Factors” on page 6 before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2026

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ABOUT THIS PROSPECTUS

You should rely only on the information we have provided in or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. Neither we nor the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

The Selling Stockholders is offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), under which the Selling Stockholders may offer from time to time up to an aggregate of 103,243,120 shares of our Common Stock in one or more offerings. If required, each time the Selling Stockholders offers Common Stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus, any prospectus supplement and any related free writing prospectus together with the additional information described below under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

When used herein, unless the context requires otherwise, references to “AMOD”, the “Company”, “Alpha Modus,” “we”, “our” or “us” refer to Alpha Modus Holdings, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any amendment and the information incorporated by reference into this prospectus, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements include, without limitation: statements regarding new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus, as well as other risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information may be imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and in any documents that we incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.

Overview

Alpha Modus Holdings, Inc., through its operating subsidiaries, is a technology and intellectual property company focused on the development, protection, licensing, and commercialization of data-driven systems designed to enhance consumer engagement and decision-making within physical retail environments. The Company was founded in 2014 and is headquartered in Cornelius, North Carolina.

Alpha Modus’ core strategy centers on the creation, licensing and enforcement of a proprietary patent portfolio covering systems and methods for real-time monitoring, analysis, and response to consumer behavior at or near the point of purchase. The Company’s technology is designed to convert previously unstructured consumer interaction data into actionable insights using advanced analytics and artificial intelligence. These insights may be used to support personalized marketing, dynamic digital engagement, smart planograms, inventory management, and enhanced in-store customer assistance.

Although Alpha Modus’ audited financial statements for the years ended December 31, 2025 and 2024, were prepared under the assumption that it would continue operations as a going concern, the report of its independent registered public accounting firm that accompanies its financial statements for the years ended December 31, 2025 and 2024, contains a going concern qualification in which such firm expressed substantial doubt about Alpha Modus’ ability to continue as a going concern, based on its financial statements and results at that time, including its recurring losses from operations and net capital deficiency.

The mailing address of Alpha Modus’ principal executive office is 20311 Chartwell Center Dr., #1469, Cornelius, North Carolina, 28031, and its telephone number is (704) 252-5050.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) ending December 31, 2026, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

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THE OFFERING

Issuer	Alpha Modus Holdings, Inc.

Securities offered by the Selling Securityholder	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 103,243,120 shares of common stock, consisting of up to 51,621,560 PIPE Shares and 51,621,560 Warrant Shares.

Use of proceeds	We will not receive any of the proceeds from the sale of the common stock or warrants by the Selling Securityholders. See “Use of Proceeds” for additional information.

Common stock issued and outstanding immediately after this offering	On a pro forma basis before and after giving effect to issuance of the Warrant Shares:
● 57,515,785 shares of common stock prior to the issuance of any Warrant Shares; and
● 108,556,649 shares of common stock assuming the issuance of all 51,621,560 of the Warrant Shares.

Nasdaq ticker symbols	Our common stock and publicly traded warrants (other than the warrants) are currently listed on Nasdaq under the symbol “AMOD” and “AMODW,” respectively.

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

The resale of shares of our common stock pursuant to this prospectus could have a significant negative impact on the trading price of our common stock.

Unless we specifically state otherwise or the context otherwise requires, the information above is as of October 9, 2026, does not give effect to issuances of our common stock, warrants or options to purchase shares of our common stock, or the exercise of warrants or options after such date, and excludes:

●	55,000 shares of common stock issuable upon earnout provisions in our original Business Combination Agreement from 2024; and

●	Approximately 517,500 shares of common stock in the aggregate issuable upon exercise of the private placement warrants and publicly traded warrants (the “Public Warrants”) we issued in 2021 in connection with our initial public offering.

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RISK FACTORS

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.

Risks Related to this Offering

The resale of shares of our Common Stock pursuant to this prospectus could have a significant negative impact on the trading price of our Common Stock.

The resale of the Shares of our Common Stock pursuant to this prospectus could have a significant negative impact on the trading price of our Common Stock. The 103,243,120 shares that may be resold pursuant to this prospectus represent approximately 180% of the shares of our Common Stock outstanding as of October 9, 2026.

The Selling Stockholders will determine the timing, pricing and rate at which they sell such shares into the public market. Sales by the Selling Stockholders may cause the trading prices of our securities to experience a decline.

You may experience future dilution as a result of future equity offerings and other issuances of our Common Stock or other securities, including the issuance of the Warrant Shares. In addition, this offering and future equity offerings and other issuances of our Common Stock or other securities, including the Warrant Shares issued under the Warrants, may adversely affect our Common Stock price.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs.

Pursuant to the Warrants, we may issue to the Selling Stockholders up to 51,621,560 shares of Common Stock upon their exercise of the Warrants, subject to the terms and limitations of the Warrants. Accordingly, we may issue additional shares of Common Stock to the Selling Stockholders in the future, which would increase the number of shares of our Common Stock outstanding and dilute the economic and voting interests of our existing stockholders.

In addition, sales of the Shares covered by this prospectus, or the perception that such sales may occur, could increase the number of shares available for sale in the public market, create additional selling pressure and adversely affect the market price of our Common Stock. We cannot predict whether or when the Selling Stockholders will sell any of the Shares covered by this prospectus or the effect that any such sales may have on the market price of our Common Stock.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our Common Stock sold pursuant to this prospectus by the Selling Stockholders. The Selling Stockholders will receive all of the proceeds from sales of our Common Stock sold pursuant to this prospectus.

We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our Common Stock covered by this prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by it of the shares covered hereby.

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SELLING STOCKHOLDERS TRANSACTIONS

On August 26, 2026, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the Selling Stockholders, pursuant to which the Company agreed to issue and sell to the Selling Stockholders, and the Selling Stockholders agreed to purchase from the Company, an aggregate of (i) 51,621,560 shares of Common Stock (the “PIPE Shares”), and (ii) warrants to purchase an additional 51,621,560 shares (the “Warrant Shares”) for a $4.36/share exercise price (the “Warrants”), for an aggregate purchase price consisting of 3,170 bitcoin (such transaction the “PIPE Financing”).

The Securities Purchase Agreement required the Company to file within 15 days of closing the PIPE Financing a registration statement registering the PIPE Shares for resale by the Selling Stockholders, and in connection with the Securities Purchase Agreement, on August 26, 2026, the Company also entered into a registration rights agreement with the Selling Stockholders, which similarly required the Company to file a registration statement within 15 days of closing the PIPE Financing, and required the Company to include both the PIPE Shares and the Warrant Shares for registration in the registration Statement.

The Warrants have an exercise term of two years following the issuance date, are not exercisable on a cashless basis (they are only exercisable by paying the exercise price in cash to the Company), and include a beneficial ownership limitation of 19.99% (prohibiting a holder from exercising to the Warrants to the extent the exercise would result in the holder beneficially owning in excess of 19.99% of the Company’s common stock).

On September 30, 2026, the Company closed the PIPE Transaction, issuing the PIPE Shares and the Warrants to the Selling Stockholders, and the Selling Stockholders delivered 3,170 bitcoin to the custody and control of a newly-formed, wholly-owned subsidiary of the Company, AMOD Tech Pte. Ltd., a Singapore private company limited by shares. As a result of closing the PIPE Transaction, the Company’s subsidiary now owns 3,170 bitcoin. As of the date of this prospectus, none of the Warrant Shares have been issued.

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SELLING STOCKHOLDERS

The Shares that may be offered by the Selling Stockholders include (i) the PIPE Shares and (ii) the Warrant Shares. As of the date of this prospectus, none of the Warrant Shares have been issued. For additional information regarding the issuance of the PIPE Shares or the Warrant Shares to the Selling Stockholders, see “Selling Stockholders Transactions” on page 8.

We are registering the Shares to permit the Selling Stockholders, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to offer the Shares for resale from time to time. The term “Selling Stockholders” includes the Selling Stockholders listed below, and any transferees, donees, pledgees, assignees, distributees, beneficiaries or other successors-in-interest selling such shares of our Common Stock received after the date of this prospectus from any Selling Stockholders as a gift, pledge, distribution or other non-sale related transfer. Such persons shall be deemed Selling Stockholders hereunder upon receipt of such shares. Other than the transactions described above, in “Selling Stockholders Transactions,” we have had no material relationships with the Selling Stockholders in the last three (3) years, and none of the Selling Stockholders or their beneficial owners are our affiliates.

The following table sets forth certain information with respect to the Selling Stockholders, including (i) the shares of Common Stock beneficially owned by the Selling Stockholders prior to this offering, (ii) the maximum number of Shares being offered by the Selling Stockholders pursuant to this prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The registration of the Shares being offered by the Selling Stockholders does not necessarily mean that the Selling Stockholders will sell all or any of such Shares. The number of shares of Common Stock and the percentages set forth in the final two columns below assume that all of the Shares being registered are offered for sale by the Selling Stockholders. See “Plan of Distribution.”

Names of Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Number of Shares of Common Stock Owned After Offering	Percentage of Class After the Offering (2)
Joyer Tech and Information OPC (3)	5,162,156	10,324,312	-	*
Kuiperbelt Mobility (Hong Kong) Limited (4)	5,162,156	10,324,312	-	*
China Daren Group Limited (5)	5,162,156	10,324,312	-	*
RR Digital Tech Limited (6)	5,162,156	10,324,312	-	*
Joyer Investment Limited (7)	5,162,156	10,324,312	-	*
Kellyview Investment Limited (8)	5,162,156	10,324,312	-	*
Future Science and Technology Co., Ltd (9)	5,162,156	10,324,312	-	*
BCI Tech Pte. Ltd. (10)	5,162,156	10,324,312	-	*
DYT Info Pte. Ltd. (11)	5,162,156	10,324,312	-	*
Dundas Technology Limited (12)	5,162,156	10,324,312	-	*
Total	51,621,560	103,243,120	-	*

* Represents ownership of less than 1% of the outstanding shares of Common Stock after the completion of the offering.

(1) The number of shares owned and the percentage of beneficial ownership after this offering set forth in these columns are based on 57,515,785 shares of Common Stock outstanding as of October 9, 2026.

(2) The number of shares reflected herein represents (i) the 51,621,560 PIPE Shares already issued to the Selling Stockholders, and (ii) the 51,621,560 Warrant Shares that may be issued to the Selling Stockholders under the Warrants and assumes that all such Warrant Shares are actually issued to the Selling Stockholders.

(3) The Company believes that Dixon Perez Dai has voting and investment discretion with respect to securities held by this Selling Stockholder, and is deemed to be the beneficial owner of securities held in the name of the Selling Stockholder. The address of the Selling Stockholder is Unit 2111, Citvland Herrera Tower, V.A. Rufino St., corner Valero St., Makati City, Philippines.

(4) The Company believes that Dai Xiangrong has voting and investment discretion with respect to securities held by this Selling Stockholder, and is deemed to be the beneficial owner of securities held in the name of the Selling Stockholder. The address of the Selling Stockholder is Unit 3709, 37/F, Tower 2, Lippo Centre, 89 Queensway, Admiralty, Hong Kong.

(5) The Company believes that Hou Yanli has voting and investment discretion with respect to securities held by this Selling Stockholder, and is deemed to be the beneficial owner of securities held in the name of the Selling Stockholder. The address of the Selling Stockholder is Flat 05, 22/F, Heng Yuan Commercial Building, 168 Lockhart Road, Wan Chai, Hong Kong.

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(6) The Company believes that Zhang Xiang has voting and investment discretion with respect to securities held by this Selling Stockholder, and is deemed to be the beneficial owner of securities held in the name of the Selling Stockholder. The address of the Selling Stockholder is Vistra Corporate Services Centre, Ground Floor NPF Building, Beach Road, Apia, Samoa.

(7) The Company believes that Jinmei Guo Hellstroem has voting and investment discretion with respect to securities held by this Selling Stockholder, and is deemed to be the beneficial owner of securities held in the name of the Selling Stockholder. The address of the Selling Stockholder is Flat/Rm A, 12/F, ZJ 300, 300 Lockhart Road, Wan Chai, Hong Kong.

(8) The Company believes that Yubin Wang has voting and investment discretion with respect to securities held by this Selling Stockholder, and is deemed to be the beneficial owner of securities held in the name of the Selling Stockholder. The address of the Selling Stockholder is Flat OIA1, 10/F, Carnival Commercial Building, 18 Java Road, North Point, Hong Kong.

(9) The Company believes that Liu Yumei has voting and investment discretion with respect to securities held by this Selling Stockholder, and is deemed to be the beneficial owner of securities held in the name of the Selling Stockholder. The address of the Selling Stockholder is 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, George Town, Cayman Islands.

(10) The Company believes that Wang Jianshuang has voting and investment discretion with respect to securities held by this Selling Stockholder, and is deemed to be the beneficial owner of securities held in the name of the Selling Stockholder. The address of the Selling Stockholder is 60 Paya Lebar Road, #04-16, Paya Lebar Square, Singapore 409051.

(11) The Company believes that Choi Ling has voting and investment discretion with respect to securities held by this Selling Stockholder, and is deemed to be the beneficial owner of securities held in the name of the Selling Stockholder. The address of the Selling Stockholder is 112 Robinson Road, #03-01, Robinson 112, Singapore 068902.

(12) The Company believes that Jian Liu has voting and investment discretion with respect to securities held by this Selling Stockholder, and is deemed to be the beneficial owner of securities held in the name of the Selling Stockholder. The address of the Selling Stockholder is RM 509, 5/F, The Cloud, 111 Tung Chau Street, Tai Kok Tsui, Hong Kong.

Material Relationships with Selling Stockholders

Other than the transactions described in the section of this prospectus titled “Selling Stockholders Transactions,” we have had no material relationships with the Selling Stockholders in the last three (3) years. See “Selling Stockholders Transactions.”

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DESCRIPTION OF CAPITAL STOCK

The Selling Stockholders is offering for resale up to an aggregate of 103,243,120 shares of Common Stock. The terms of our shares of Common Stock are contained in our Certificate of Incorporation and our bylaws, each as amended to date and each as filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of its transferees, donees, pledgees, assignees, distributees, beneficiaries, and successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from any Selling Stockholders as a gift, pledge, distribution or other transfer, may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. Sales or distributions of the Warrant Shares by the Selling Stockholders (or their permitted transferees) may occur from time to time following the issuance of such shares pursuant to the Warrants. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales made after the date the Registration Statement is declared effective by the SEC;
●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
●	distributions to shareholders, members, general partners and limited partners;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

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The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by such Selling Stockholder, and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list naming the Selling Stockholders to include any pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Stockholder that is an entity may distribute shares of Common Stock covered by this prospectus to its stockholders, members, or partners in one or more transactions, including by way of dividend, pro rata distribution, spin-off, split-off or other similar distribution. Such distributions may be made without consideration or for nominal consideration. Persons receiving shares of Common Stock covered by this prospectus in any such distribution shall be deemed a Selling Stockholder for purposes of this prospectus and may offer and sell such shares from time to time in accordance with the methods described herein.

The resale of the Warrant Shares pursuant to this prospectus is intended to comply with Rule 415 under the Securities Act, permitting delayed or continuous offerings.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the agreement to register such shares, estimated to be $50,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act in accordance with the Securities Purchase Agreement and/or Warrants or the Selling Stockholders will be entitled to contribution.

Once sold or distributed under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Brunson Chandler & Jones, PLLC, Salt Lake City, Utah.

EXPERTS

The consolidated financial statements of Alpha Modus Holdings, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.alphamodus.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Common Stock in this offering.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 14, 2026; and

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed with the SEC on August 14, 2026; and

●	our Current Reports on Form 8-K filed with the SEC on January 16, 2026; January 26, 2026; April 10, 2026; June 8, 2026 (the first Current Report on Form 8-K filed on such date); June 8, 2026 (the second Current Report on Form 8-K filed on such date); June 30, 2026; July 2, 2026; July 22, 2026, July 29, 2026; August 27, 2026; October 1, 2026; October 2, 2026; October 5, 2026 (the first Current Report on Form 8-K filed on such date); October 5, 2026 (the second Current Report on Form 8-K filed on such date); October 15, 2026; and October 22, 2026.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Alpha Modus Holdings, Inc.

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(704) 252-5050

Copies of these filings are also available on our website at www.alphamodus.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

15

Alpha Modus Holdings, Inc.

103,243,120 Shares of Common Stock

PROSPECTUS

The date of this prospectus is                       , 2026

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$20,928.41
Legal fees and expenses	$15,000
Accounting fees and expenses	$10,000
Printing, transfer agent fees and miscellaneous expenses	$4,000
Total	$49,928.41

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Certificate of Incorporation, as amended, provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with our directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

(a)	Exhibits.

		Incorporated By Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
1.1	Sales Agreement, dated January 7, 2026, by and between Alpha Modus Holdings, Inc. and H.C. Wainwright & Co., LLC	S-3	1.1	1/7/2026
2.1#	Business Combination Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., IAC Merger Sub Inc. and Alpha Modus, Corp.	8-K	2.1	10/17/2023
2.2#	First Amendment to the Business Combination Agreement, dated as of June 21, 2024, by and among Insight Acquisition Corp., IAC Merger Sub Inc. and Alpha Modus, Corp.	8-K	2.1	6/24/2024
3.1	Second Amended and Restated Certificate of Incorporation	8-K	3.1	12/19/2024
3.2	Amended and Restated Bylaws	8-K	3.2	12/19/2024
3.3	Certificate of Amendment to Certificate of Incorporation filed June 3, 2026	8-K	3.1	6/8/2026
5.1*	Opinion of Brunson Chandler & Jones, PLLC
10.1	Securities Purchase Agreement, dated October 23, 2024, by and between Insight Acquisition Corp. and Streeterville Capital, LLC	8-K	10.1	10/23/2024
10.2	Amendment to Securities Purchase Agreement, dated December 12, 2024, by and between Insight Acquisition Corp. and Streeterville Capital, LLC	8-K	10.1	12/12/2024
10.3	Stockholder Support Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp. and The Alessi 2020 Irrevocable Trust	8-K	10.2	10/17/2023
10.4	Amended and Restated Registration Rights Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp., Insight Acquisition Sponsor LLC and IPO underwriters of Insight Acquisition Corp.	8-K	10.5	10/17/2023
10.5	Confidentiality and Lock-Up Agreement, dated as of October 13, 2023, by and among Alpha Modus, Corp., Insight Acquisition Corp., and the Stockholder Parties	8-K	10.4	10/17/2023
10.6	Lock-Up Agreement, dated as of October 13, 2023, by and among Alpha Modus, Corp., Insight Acquisition Corp. and Insight Acquisition Sponsor LLC	8-K	10.3	10/17/2023
10.7	Stockholder Support Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp. and Insight Acquisition Sponsor LLC	8-K	10.1	10/17/2023
10.8	Promissory Note issued by Alpha Modus Holdings, Inc. to Loeb & Loeb LLP	8-K	10.8	12/19/2024
10.9++	Employment Agreement, dated December 13, 2024, by and between Alpha Modus Holdings, Inc. and William Alessi	8-K	10.9	12/19/2024
10.10++	Employment Agreement, dated December 13, 2024, by and between Alpha Modus Holdings, Inc. and Rodney Sperry	8-K	10.10	12/19/2024
10.11++	Employment Agreement, dated December 13, 2024, by and between Alpha Modus Holdings, Inc. and Chris Chumas	8-K	10.11	12/19/2024
10.12	Subscription Agreement, dated August 30, 2023, by and among Insight Acquisition Corp., Insight Acquisition Sponsor, LLC and Polar Multi-Strategy Master Fund	10-Q	10.10	10/25/2023
10.13	Amendment to Subscription Agreement, dated May 15, 2024, by and among Insight Acquisition Corp., Insight Acquisition Sponsor, LLC and Polar Multi-Strategy Master Fund	10-Q	10.15	6/6/2024
10.14	Subscription Agreement, dated April 26, 2024, and accepted by Alpha Modus, Corp. on May 16, 2024, by and among Alpha Modus, Corp. and Polar Multi-Strategy Master Fund	S-4/A	10.15	7/3/2024
10.15	Extension Agreement, dated March 29, 2024, by and among Alpha Modus, Corp. and Janbella Group, LLC	S-4/A	10.16	7/3/2024
10.16	Intellectual Property License Agreement, dated January 8, 2024, by and among Alpha Modus, Corp. and GZ6G Technologies Corp	S-4/A	10.17	7/31/2024
10.16	Intellectual Property License Agreement, dated April 10, 2024, by and among Alpha Modus, Corp., Xalles Holdings Inc., and CashXAI Inc.	S-4/A	10.18	7/31/2024
10.17	Fee Waiver Agreement, dated June 21, 2024, among Insight Acquisition Corp., Insight Acquisition Sponsor LLC and Michael Singer	8-K	10.1	6/24/2024
10.18	Settlement Agreement, dated June 20, 2024, by and among Odeon Capital Group LLC and Insight Acquisition Corp.	8-K	1.2	6/24/2024
10.19	Fee Modification Agreement, dated June 20, 2024, among Cantor Fitzgerald & Co., Insight Acquisition Corp., and Alpha Modus, Corp.	8-K	1.1	6/24/2024
10.20	Patent Monetization Agreement, dated April 28, 2025, by and between Alpha Modus Holdings, Inc., and Alpha Modus Ventures, LLC	8-K	10.1	5/2/2025

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		Incorporated By Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
10.21	Option Agreement, dated April 28, 2025, by and between Alpha Modus Holdings, Inc., and Janbella Group, LLC, and Chris Chumas	8-K	10.2	5/2/2025
10.22	Amendment #2 to Secured Convertible Promissory Note, dated April 28, 2025, by and between Alpha Modus Holdings, Inc. and Streeterville Capital, LLC	8-K	10.3	5/2/2025
10.23	Exchange Agreement, dated May 27, 2025, by and between Alpha Modus Holdings, Inc., and The WRA 2023 Irrevocable Trust, The Janet Alessi 2023 Irrevocable Trust, The Isabella Alessi 2023 Irrevocable Trust, and The Kim Alessi Richter Irrevocable Trust	8-K	10.1	5/30/2025
10.24++	Amended Employment Agreement, dated July 1, 2025, by and between Alpha Modus Holdings, Inc., and Rodney Sperry	8-K	10.1	7/15/2025
10.25	Promissory Note Due April 30, 2026, issued by Alpha Modus Holdings, Inc. to The Alessi 2023 Irrevocable Trust, dated July 10, 2025	8-K	10.1	7/17/2025
10.26	Intellectual Property License Agreement, dated July 21, 2025, by and between Alpha Modus Holdings, Inc., CashXAI, Inc., and CashX, LLC	8-K	10.1	7/23/2025
10.27	Exchange Agreement, dated August 14, 2025, by and between Alpha Modus Holdings, Inc., and The Alessi 2023 Irrevocable Trust	8-K	10.1	8/15/2025
10.28	Cancellation Agreement, dated September 8, 2025, by and between Alpha Modus Holdings, Inc., and The Alessi 2023 Irrevocable Trust	8-K	10.1	9/8/2025
10.29	Promissory Note Due September 15, 2026, issued by Alpha Modus Holdings, Inc. to The Alessi 2023 Irrevocable Trust, dated September 16, 2025	8-K	10.1	10/23/2025
10.30	Securities Purchase Agreement, dated October 16, 2025, by Alpha Modus Holdings, Inc. and the Nancy Helen Wallace and Gerard Haase-Dubosc Family Trust	8-K	10.2	10/23/2025
10.31	Convertible Promissory Note Due October 15, 2026, issued by Alpha Modus Holdings, Inc. to the Nancy Helen Wallace and Gerard Haase-Dubosc Family Trust, dated October 16, 2025	8-K	10.3	10/23/2025
10.32	Common Stock Purchase Warrant, dated October 16, 2025	8-K	10.4	10/23/2025
10.33	Consulting Agreement, dated September 22, 2025, by and between Alpha Modus Holdings, Inc. and Rucus Holdings LLC	8-K	10.1	10/24/2025
10.34	Consulting Agreement, dated September 22, 2025, by and between Alpha Modus Holdings, Inc. and Leron Group LLC	8-K	10.2	10/24/2025
10.35	Securities Purchase Agreement, dated October 31, 2025, by Alpha Modus Holdings, Inc. and AIFirst Ventures LLC	8-K	10.1	12/5/2025
10.36	Convertible Promissory Note Due October 30, 2026, issued by Alpha Modus Holdings, Inc. to AIFirst Ventures LLC, dated October 31, 2025	8-K	10.2	12/5/2025
10.37	Common Stock Purchase Warrant, dated October 31, 2025	8-K	10.3	12/5/2025
10.38	Securities Purchase Agreement, dated December 30, 2025, by Alpha Modus Holdings, Inc. and Alexander Haase-Dubosc	8-K	10.1	12/31/2025
10.39	Convertible Promissory Note Due December 29, 2026, issued by Alpha Modus Holdings, Inc. to Alexander Haase-Dubosc, dated December 30, 2025	8-K	10.2	12/31/2025
10.40	Exchange Agreement, dated April 8, 2026, by and between Alpha Modus Holdings, Inc., and The Alessi 2023 Irrevocable Trust	8-K	10.1	4/10/2026
10.41	Securities Purchase Agreement, dated June 29, 2026, by Alpha Modus Holdings, Inc. and Streeterville Capital, LLC	8-K	10.1	7/2/2026
10.42	Secured Pre-Paid Purchase #1, issued by Alpha Modus Holdings, Inc. to Streeterville Capital, LLC, dated June 29, 2026	8-K	10.2	7/2/2026
10.43	Security Agreement, dated June 29, 2026, by Alpha Modus Holdings, Inc., Alpha Modus, Corp., Alpha Modus Financial Services, LLC, and Streeterville Capital, LLC	8-K	10.3	7/2/2026
10.44	Intellectual Property Security Agreement, dated June 29, 2026, by Alpha Modus, Corp., and Streeterville Capital, LLC	8-K	10.4	7/2/2026
10.45	Guaranty, dated June 29, 2026, by Alpha Modus, Corp., Alpha Modus Financial Services, LLC, and Streeterville Capital, LLC	8-K	10.5	7/2/2026
10.46	Subordination and Voting Agreement, dated June 29, 2026, by Alpha Modus Holdings, Inc., Alpha Modus, Corp., Streeterville Capital, LLC, and the Capital Parties	8-K	10.6	7/2/2026
10.47	Form of Securities Purchase Agreement (Bitcoin-Backed Private Placement), dated August 26, 2026, by Alpha Modus Holdings, Inc. and the Investors	8-K	10.1	8/27/2026
10.48	Form of Registration Rights Agreement, dated August 26, 2026, by Alpha Modus Holdings, Inc. and the Investors	8-K	10.2	8/27/2026
10.49	Form of Warrant for the Purchase of Shares of Class A Common Stock by Alpha Modus Holdings, Inc.	8-K	10.3	8/27/2026
21.1*	List of Subsidiaries
23.1*	Consent of MaloneBailey, LLP
23.2*	Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 5.1)
107**	Filing Fee Table

++	Indicates a management or compensatory plan.
*	Filed herewith.
**	Previously filed.
#	Certain exhibits and schedules to these exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cornelius, State of North Carolina, on October 28, 2026.

ALPHA MODUS HOLDINGS, INC.

By:	/s/ William Alessi
William Alessi
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ William Alessi	President, Chief Executive Officer	October 28, 2026
William Alessi	and Director (principal executive officer)

/s/ Wenlong Tong	Co-Chief Executive Officer	October 28, 2026
Wenlong Tong	and Director

/s/ Rodney Sperry	Chief Financial Officer	October 28, 2026
Rodney Sperry	(principal financial and accounting officer)

/s/ Atlas Arman	Director	October 28, 2026
Atlas Arman

/s/ Greg Richter	Director	October 28, 2026
Greg Richter

/s/ Scott Wattenberg	Director	October 28, 2026
Scott Wattenberg

/s/ Michael Garel	Director	October 28, 2026
Michael Garel

/s/ William Ullman	Director	October 28, 2026
William Ullman

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